UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 2, 2012

NEXTWAVE WIRELESS INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33226	20-5361360
(State or incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12264 El Camino Real, Suite 305

San Diego, CA

(Address of principal executive offices)

(619) 573-1578

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On October 2, 2012, NextWave Wireless Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”) to consider the adoption of the previously disclosed Agreement and Plan of Merger, dated as of August 1, 2012 (the “Merger Agreement”), by and among the Company, AT&T Inc., a Delaware corporation (“Parent”) and Parent’s wholly owned subsidiary, Rodeo Acquisition Sub Inc., a Delaware corporation.

Adoption of the Merger Agreement required the affirmative vote of the holders of at least a majority of the shares of the Company’s common stock outstanding at the close of business on September 4, 2012, in accordance with Delaware law (“Proposal 1”).

Stockholders were also asked to vote on a non-binding, advisory proposal to approve certain compensation arrangements with, and items of compensation payable to, the Company’s named executive officers in connection with the merger contemplated by the Merger Agreement (“Proposal 2”).

The following are the voting results for Proposal 1 and Proposal 2:

PROPOSAL 1:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
18,775,935	451,270	3,929	427

PROPOSAL 2:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
18,529,893	635,648	65,593	427

According to the report of the inspector of elections, at the Special Meeting each of Proposal 1 and Proposal 2 were approved. A third proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies was not needed because there was a quorum present and there were sufficient votes at the time of the Special Meeting to adopt the Merger Agreement.

Item 8.01. Other Events.

On October 2, 2012, the Company issued a press release announcing the results of the special meeting of its stockholders. A copy of the press release is attached as Exhibit 99.1 to this Current Report on form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release of NextWave Wireless Inc. dated October 2, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 3, 2012	NEXTWAVE WIRELESS INC.
(Registrant)

	By:	/s/ Francis J. Harding
Francis J. Harding
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of NextWave Wireless Inc. dated October 2, 2012.